EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES

SECOND QUARTER RESULTS

Natick, MA (July 19, 2005) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for its second quarter ended June 30, 2005.

Highlights:

•	Net sales of $1.6 billion, an increase of 11 percent
•	Worldwide coronary stent sales of $700 million, an increase of seven percent
•	International sales of $624 million, an increase of 21 percent.
•	Net income, excluding net special charges, of $404 million, or 25 percent of net sales
•	Earnings per share, excluding net special charges, of $0.48 per share, an increase of nine percent

Net sales for the second quarter were $1.617 billion as compared to $1.460 billion for the second quarter of 2004, an increase of 11 percent. Excluding the favorable impact of $26 million of foreign currency fluctuations, net sales increased nine percent. Worldwide coronary stent sales for the second quarter were $700 million as compared to $652 million for the second quarter of 2004, an increase of seven percent. Worldwide sales of our TAXUS® paclitaxel-eluting coronary stent systems were $663 million, an increase of 11 percent. U.S. sales of our TAXUS®Express2™paclitaxel-eluting coronary stent system were $467 million.

Net income for the quarter, excluding net special charges, increased seven percent to $404 million, or $0.48 per share, as compared to $377 million, or $0.44 per share, in the second quarter of 2004. Reported net income for the quarter, including net special charges of $199 million, was $205 million, or $0.24 per share. The net special charges for the quarter consisted principally of purchased in-process research and development costs related to the acquisitions of TriVascular, Inc.; CryoVascular Systems, Inc.; and Rubicon Medical Corporation.

“We are pleased with the second quarter results, which featured double digit growth on a global basis,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “Particularly impressive was our robust growth in international markets, where sales increased 21 percent.  Our TAXUS

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Boston Scientific Corporation/Page 2

July 19, 2005

paclitaxel-eluting stent system continues to be the product of choice in the drug-eluting stent market, and it maintained its leadership position during the quarter.  In addition, the Company expanded its pursuit of innovative technologies with the acquisition of companies such as TriVascular, CryoVascular and Rubicon Medical.”

Boston Scientific officials will be discussing these and other issues with analysts on a conference call at 11:00 a.m. (ET) Tuesday, July 19. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com.Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

The Company discloses non-GAAP or pro forma measures that exclude certain charges. Non-GAAP measures may exclude such items as charges related to purchased in-process research and development and certain litigation. Management uses these measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in the Company’s business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with GAAP.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with new product development and introduction, clinical trials, regulatory approvals, competitive offerings, intellectual property, litigation, the Company’s overall business strategy, and other factors described in the Company’s filings with the Securities and Exchange Commission.

CONTACT:	Milan Kofol
508-650-8569
Investor Relations
Boston Scientific Corporation

Paul Donovan
508-650-8541
Media Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2005			June 30, 2004

In millions, except per share data	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Net sales	$1,617		$1,617	$1,460		$1,460
Cost of products sold	357		357	363		363
Gross profit	1,260		1,260	1,097		1,097

Selling, general and administrative expenses	471	$(17)	454	375		375
Research and development expenses	166		166	132		132
Royalty expense	58		58	52		52
Amortization expense	36		36	26		26
Purchased research and development	203	(203)		64	$(64)
	934	(220)	714	649	(64)	585
Operating income	326	220	546	448	64	512

Other income (expense):
Interest expense	(14)		(14)	(14)		(14)
Other, net	(1)		(1)	(2)		(2)

Income before income taxes	311	220	531	432	64	496
Income taxes	106	21	127	119		119

Net income	$205	$199	$404	$313	$64	$377

Net income per common share - assuming dilution	$0.24		$0.48	$0.36		$0.44

Weighted average shares outstanding - assuming dilution	839.9		839.9	859.9		859.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2005			June 30, 2004

In millions, except per share data	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Net sales	$3,232		$3,232	$2,542		$2,542
Cost of products sold	701		701	655		655
Gross profit	2,531		2,531	1,887		1,887

Selling, general and administrative expenses	902	$(17)	885	723		723
Research and development expenses	325		325	266		266
Royalty expense	122		122	74		74
Amortization expense	67		67	48		48
Purchased research and development	276	(276)		64	$(64)
	1,692	(293)	1,399	1,175	(64)	1,111
Operating income	839	293	1,132	712	64	776

Other income (expense):
Interest expense	(37)		(37)	(25)		(25)
Other, net	3		3

Income before income taxes	805	293	1,098	687	64	751
Income taxes	242	21	263	180		180

Net income	$563	$272	$835	$507	$64	$571

Net income per common share - assuming dilution	$0.67		$0.99	$0.59		$0.67

Weighted average shares outstanding - assuming dilution	845.1		845.1	857.6		857.6

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
In millions	2005	2004

Assets
Current assets:
Cash, cash equivalents and short-term investments	$883	$1,640
Trade accounts receivable, net	976	900
Inventories	410	360
Other current assets	446	389
Total current assets	2,715	3,289

Property, plant and equipment, net	957	870
Intangible assets, net	3,568	3,340
Investments	618	529
Other assets	225	142
	$8,083	$8,170

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings due within one year	$538	$1,228
Accounts payable and accrued expenses	958	1,010
Other current liabilities	260	367
Total current liabilities	1,756	2,605

Long-term debt	1,518	1,139
Other long-term liabilities	592	401

Stockholders’ equity	4,217	4,025
	$8,083	$8,170

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
REGIONAL SUMMARY
(Unaudited)

	Three Months Ended June 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$993	$944	5%	5%

EUROPE	298	236	26%	21%
JAPAN	149	157	(5%)	(7%)
INTER-CONTINENTAL	177	123	44%	35%
INTERNATIONAL	624	516	21%	16%

WORLDWIDE	$1,617	$1,460	11%	9%

	Six Months Ended June 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$1,998	$1,520	31%	31%

EUROPE	597	471	27%	21%
JAPAN	300	312	(4%)	(6%)
INTER-CONTINENTAL	337	239	41%	33%
INTERNATIONAL	1,234	1,022	21%	16%

WORLDWIDE	$3,232	$2,542	27%	25%

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
DIVISIONAL SUMMARY
(Unaudited)

	Three Months Ended June 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$1,168	$1,092	7%	5%
Electrophysiology	33	31	6%	5%
Neurovascular	70	62	13%	10%
CARDIOVASCULAR	1,271	1,185	7%	5%

Oncology	52	45	16%	12%
Endoscopy	180	159	13%	12%
Urology	81	64	27%	27%
ENDOSURGERY	313	268	17%	15%

Neuromodulation	33	7	371%	347%

WORLDWIDE	$1,617	$1,460	11%	9%

	Six Months Ended June 30,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$2,360	$1,815	30%	28%
Electrophysiology	65	63	3%	2%
Neurovascular	139	126	10%	7%
CARDIOVASCULAR	2,564	2,004	28%	26%

Oncology	102	91	12%	10%
Endoscopy	347	317	9%	8%
Urology	153	123	24%	23%
ENDOSURGERY	602	531	13%	12%

Neuromodulation	66	7	843%	792%

WORLDWIDE	$3,232	$2,542	27%	25%